Exhibit 99(10)
Consent of Independent Registered Public Accounting Firm
The Board of Directors of National Security Life and Annuity Company:
We consent to the use of our reports for National Security Variable Account N dated February 18, 2008, and for National Security Life and Annuity Company dated April 29, 2008 included herein and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information in the initial registration statement on Form N-4 filed by National Security Variable Account N.
/s/ KPMG LLP
Columbus, Ohio
December 23, 2008